Filed Pursuant to Rule 433
Registration Statement No. 333-227001

July 31, 2021 RBC Global Tactical Equity Total Return Index Performance Factsheet Index Objectives:  The RBC Global Tactical Equity Total Return Index  is designed to meet or exceed risk-adjusted  returns relative to the benchmark by optimizing  asset allocation (equities versus cash) and  geographic exposure. This dynamic asset  allocation is implemented by observing bullish or  bearish trends in each of four broad-based equity  indices, on a monthly basis, to determine the  exposure to each of these markets versus cash.  Index Ticker Symbols:  Bloomberg: RBCEGTUT Index  Thomson Reuters: .RBCEGTUT  Index Launch Date:  February 18, 2019  Index Base Date:  December 19, 2007  Asset Class:  Equity  Fixed Income (Cash)  Target Allocations:  Large Cap US (50%)  International Developed (25%)  Emerging Market (15%)  Small Cap US (10%)  Rebalanced annually  Last Rebalancing Date:  Benchmark:  MSCI ACWI Net Total Return USD Index  Bloomberg: M1WD Index  Thomson Reuters: .MIWD00000NUS  Liquidity:  The Index tracks equity futures and cash. Each  tracked futures contract averages significantly in  excess of $1bn in daily trading volume.  Availability:  Investors cannot invest directly in the Index.  The Index can be used as an underlying for  various investment vehicles to provide exposure  to investors. Index Description The Index is comprised of four Sub-Indices, each of which provides exposure to a different  equity market, weighted as follows: 50% Large-Cap U.S. stocks, 10% Small-Cap U.S. stocks,  25% International Developed Market stocks, and 15% Emerging Market stocks. In order to  obtain exposure to these markets, the Index is allocated on a fixed-weight basis,  rebalancing once a year, to the four Sub-Indices. Each Sub-Index obtains exposure to one of  the relevant markets by tracking the performance of the relevant futures contract.  On the specified monthly determination date, the allocation of each Sub-index is  determined based on the observation of a pre-defined Tactical Trigger: the relevant daily  moving average (DMA). If a specific ETF that tracks the relevant market (indicated on page  3) is at or above its relevant DMA (a bullish trend), the Sub-Index will allocate to equity via  the relevant futures contract plus the Federal Funds rate (to replicate the total return) or  only to the Federal Funds rate if the ETF is below its relevant DMA (a bearish trend). Performance1, 2 – Total Return (USD) 20  60  100  140  180  220  260 300 Dec 07 Jun 09 Dec 10 Jun 12 Dec 13 Jun 15 Dec 16 Jul 18 Jan 20 Jul 21 Index  Benchmark Return (%) 2 Return p.a. (%) YoY Return (%)  Index (USD) 1M 3M YTD 1Y 3Y 5Y Base ’16 ’17 ’18 ’19 ’20  Index (I) 0.7 3.1 13.1 34.1 2.6 7.0 7.0 8.5 22.5 3.9 9.0 -12.5  Benchmark (B) 0.7 3.6 13.1 33.2 13.7 13.8 6.8 7.9 24.0 -9.4 26.6 16.3  Variation (I) - (B) 0.0 -0.5 0.1 0.9 -11.0 -6.8 0.3 0.6 -1.4 13.3 -17.6 -28.8 Volatility p.a. (%) 3 Sharpe Ratio4 12 Month  Return  Worst  Drawdown Beta  Index (USD) 1Y 5Y Base 1Y 5Y Base Best Worst (%) DUW5 1Y 5Y  Index (I) 14.5 15.0 12.9 2.39 0.47 0.56 43.2 -27.5 -32.8 18 1.12 0.77  Benchmark (B) 12.3 15.3 17.6 2.78 0.92 0.44 77.9 -51.0 -56.2 62 1.00 1.00  Variation (I) - (B) 2.3 -0.3 -4.7 -0.39 -0.44 0.12 -34.7 23.5 23.4 -45 - - 1 Daily data from December 19, 2007 to July 31, 2021. Index re-based to 100 on December 19, 2007.  Please see the final page for important information about the presentation of the performance information set forth in this document 2 Source: Solactive AG, Bloomberg, RBC Capital Markets  3 Based on daily returns, annualized with a 252-day factor  4 Based on the average of daily excess returns against Fed Funds, annualized with a 252-day factor  5 Duration Under Water: number of months taken by the Index and the Benchmark to increase back to  their respective previous highest level after a market decline

 July 31, 2021  Allocation History1 (over last 12 months) Allocation Date Large Cap US International Developed Emerging Market Small Cap US Cash Benchmark Performance * July 14, 2021 50% 25% 0% 10% 15% TBD** June 16, 2021 50% 25% 15% 10% 0% 1.3% May 19, 2021 50% 25% 0% 10% 15% 3.5% April 14, 2021 50% 25% 15% 10% 0% 0.0% March 17, 2021 50% 25% 15% 10% 0% 2.8% February 17, 2021 50% 25% 15% 10% 0% -0.5% January 13, 2021 50% 25% 15% 10% 0% 3.3% December 16, 2020 50% 25% 15% 10% 0% 3.9% November 18, 2020 50% 25% 15% 10% 0% 4.5% October 14, 2020 50% 25% 15% 10% 0% 4.1% September 16, 2020 50% 25% 15% 10% 0% 2.2% August 19, 2020 50% 25% 15% 10% 0% 0.6% 1 Determination Date was two business days prior to Allocation Date. Target Allocations shown; Current allocations may vary * Benchmark performance between current and next Allocation Date; ** To be determined on the next Allocation Date (August 18, 2021)  Current Allocation (as of July 31, 2021) Emerging Market 13.7% International Developed 24.2% Small Cap US 10.0% Large Cap US 52.1% Equity Exposure Fed Funds Exposure Characteristics Snapshot As of Last Determination Date (July 12, 2021) Sub-Index (Indicator) Closing Level Tactical Trigger Large Cap US (SPY) 437.08 13.2% ABOVE 200 DMA Int’l Developed (EFA) 79.90 2.0% ABOVE 100 DMA Emerging Market (EEM) 53.60 1.2% BELOW 100 DMA Small Cap US (IWM) 226.57 1.0% ABOVE 100 DMA As of Month End (July 31, 2021) Sub-Index (Indicator) Closing Level Distance from DMA Large Cap US (SPY) 438.51 11.6% Int’l Developed (EFA) 79.49 0.9% Emerging Market (EEM) 51.60 -4.3% Small Cap US (IWM) 221.05 -1.3% Date Last Next Determination July 12, 2021 August 16, 2021 Allocation July 14, 2021 August 18, 2021 Rebalancing December 16, 2020 December 15, 2021  Monthly Returns (%, as of July 31, 2021) Index Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Year 2021 0.2% 2.8% 2.8% 3.7% 1.1% 1.3% 0.7% 13.1% 2020 -2.0% -7.6% -21.9% 0.0% 0.0% -0.5% 4.9% 5.9% -3.0% -1.9% 12.0% 5.0% -12.5% 2019 0.2% 0.5% 0.5% 3.5% -6.2% 5.4% 0.3% -3.8% 0.4% 2.5% 2.4% 3.4% 9.0% 2018 5.6% -4.2% -1.9% 0.6% 1.3% 0.0% 2.4% 2.1% 0.1% -2.3% 0.2% 0.2% 3.9% 2017 2.1% 2.7% 1.3% 1.3% 2.1% 0.8% 2.7% 0.1% 2.1% 2.2% 1.9% 1.4% 22.5% 2016 0.0% 0.0% 1.4% 0.3% 1.0% -0.4% 3.4% 0.1% 0.9% -1.9% 2.0% 1.4% 8.5% 2015 -1.7% 3.7% -1.2% 0.9% 0.4% -2.1% 1.5% -3.5% 0.7% 0.0% 0.0% 0.0% -1.2% Benchmark Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Year 2021 -0.5% 2.3% 2.7% 4.4% 1.5% 1.4% 0.7% 13.1% 2020 -1.1% -8.1% -13.5% 10.7% 4.3% 3.2% 5.3% 6.1% -3.2% -2.4% 12.3% 4.6% 16.3% 2019 7.9% 2.7% 1.3% 3.4% -5.9% 6.5% 0.3% -2.4% 2.1% 2.7% 2.4% 3.5% 26.6% 2018 5.6% -4.2% -2.2% 1.0% 0.1% -0.5% 3.0% 0.8% 0.4% -7.5% 1.5% -7.0% -9.4% 2017 2.7% 2.8% 1.2% 1.6% 2.2% 0.5% 2.8% 0.4% 1.9% 2.1% 1.9% 1.6% 24.0% 2016 -6.0% -0.7% 7.4% 1.5% 0.1% -0.6% 4.3% 0.3% 0.6% -1.7% 0.8% 2.2% 7.9% 2015 -1.6% 5.6% -1.6% 2.9% -0.1% -2.4% 0.9% -6.9% -3.6% 7.9% -0.8% -1.8% -2.4%

July 31, 2021  Summary of Index Methodology: RBC Global Tactical Equity Total Return Index 60% Domestic Allocation 50% Rebalanced Annually 10% Rebalanced Annually RBC Large Cap US Tactical Equity Total Return Index RBC Small Cap US Tactical Equity Total Return Index 40% International Allocation 25% Rebalanced Annually 15% Rebalanced Annually  RBC International Developed Tactical Equity Total Return Index RBC Emerging Market Tactical Equity Total Return Index Tactical Trigger – Determined 2 Trading Days Before Allocation 200-day Moving Average SPDR S&P 500 ETF Trust (SPY) 100-day Moving Average iShares Russell 2000 ETF (IWM) 100-day Moving Average iShares MSCI EAFE ETF (EFA) 100-day Moving Average iShares MSCI EM ETF (EEM)  Monthly Allocation – Is Tactical Trigger Bullish or Bearish? Bullish Tactical Trigger SPDR S&P 500 ETF Spot above the Tactical Trigger Bullish Tactical Trigger iShares Russell 2000 ETF Spot above the Tactical Trigger Bullish Tactical Trigger iShares MSCI EAFE ETF Spot above the Tactical Trigger Bullish Tactical Trigger iShares MSCI EAFE ETF Spot above the Tactical Trigger Bullish Tactical Trigger iShares MSCI EM ETF Spot above the Tactical Trigger E-mini S&P 500 Future + Fed Funds E-mini Russell 2000 Future + Fed Funds MSCI EAFE Future + Fed Funds MSCI EM Future + Fed Funds OR OR OR OR  Fed Funds Fed Funds Fed Funds Fed Funds Bearish Tactical Trigger SPDR S&P 500 ETF Spot below the Tactical Trigger Bearish Tactical Trigger iShares Russell 2000 ETF Spot below the Tactical Trigger Bearish Tactical Trigger iShares MSCI EAFE ETF Spot below the Tactical Trigger Bearish Tactical Trigger iShares MSCI EM ETF Spot below the Tactical Trigger

July 31, 2021 This communication has been generated by employees of RBC Capital Markets’ Global Equity Linked Products, and is not a research report or a product of RBC Capital Markets’ Research Department. This document is for informational purposes only and is not intended to set forth a final expression of the terms and conditions of any offering, and may be amended, superseded or replaced in its entirety by subsequent summaries. When making an investment decision, any prospective investor should rely solely on the relevant transaction documentation, which will contain the final terms and conditions of the transaction. The information contained herein has been compiled from sources believed to be reliable by RBC Capital Markets or any of its businesses. Neither RBC Capital Markets nor any of its businesses or representatives has undertaken any independent review or due diligence of such sources. This document shall not constitute a commitment or recommendation to enter into any transaction by any RBC entity. All information, terms and pricing set forth herein is indicative and subject to change without notice. Any opinions expressed herein reflect our judgment at the date and time hereof and are subject to change without notice. The information contained in this document has been internally developed or taken from trade and statistical services and other sources which we deem reliable. Transactions of the type described herein may involve a high degree of risk and the value of such investments may be highly volatile. Such risks may include, without limitation, risk of adverse or unanticipated market developments, risk of issuer default and risk of illiquidity. In certain transactions, counterparties may lose their entire investment or incur an unlimited loss. This brief statement does not purport to identify or suggest all the risks (directly or indirectly) and other significant aspects in connection with transactions of the type described herein, and investors should ensure that they fully understand the terms of the transaction, including the relevant risk factors and any legal, tax, regulatory or accounting considerations applicable to them, prior to transacting. No representation is made concerning the legal, tax, regulatory or accounting implications in any applicable jurisdiction, and we are not advising you in respect of such matters. Accordingly you must independently determine, with your own advisors, the appropriateness for you of the transaction before transacting. RBC is acting solely in the capacity of an arm’s length contractual counterparty and not in the capacity of your financial adviser or fiduciary. RBC Capital Markets is the global brand name for the capital markets business of Royal Bank of Canada and its affiliates, including RBC Capital Markets, LLC (member FINRA, NYSE and SIPC); RBC Dominion Securities Inc. (member IIROC and CIPF); Royal Bank of Canada - Sydney Branch (ABN 86 076 940 880); RBC Capital Markets (Hong Kong) Limited (regulated by the Securities and Futures Commission of Hong Kong and the Hong Kong Monetary Authority) and RBC Europe Limited (authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and Prudential Regulation Authority.) Royal Bank of Canada has filed a registration statement (including a prospectus) with the SEC for the offerings to which this document relates. Before you invest, you should read those documents and the other documents relating to these offerings that Royal Bank of Canada has filed with the SEC for more complete information about us and these offerings. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in this offering will arrange to send you the prospectus and any related supplements if you so request by calling tollfree at 1-877-688-2301. ® Registered trademark of Royal Bank of Canada. Used under license. All rights reserved. Important Information About the Historical Performance of the Index The Index was launched on February 18, 2019. Accordingly, all of the information about the performance of the Index prior to that date is based on hypothetical back-tested information. The hypothetical performance of the Index is based on criteria that have been applied retroactively with the benefit of hindsight; these criteria cannot account for all financial risk that may affect the actual performance of the Index in the future. The future performance of the Index may vary significantly from the hypothetical performance data in this document. For example, not all of the futures contracts and ETFs upon which the Index is based existed during all the periods shown; accordingly, we have used other related financial assets for those periods, when needed. In addition, please note that the back-tested performance of the Index set forth in this document does not reflect the deduction of any fees and charges that would be applicable to a financial instrument that references the Index. For the full Index methodology, please visit the following link: www.solactive.com